Exhibit 107

Calculation of Filing Fee Tables

FORM S-1
(Form Type)

LA ROSA HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(2)		Fee Rate	Amount of Registration Fee(7)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Units, consisting of one share of Common Stock, par value $0.0001 per share, and one Warrant to purchase one share of Common Stock(1)(3)(4)	Equity		1,725,000		$11.00		$18,975,000	0.0000927		1,759.99

	Common Stock included in the Units	Equity			$		$			$

	Warrant included in the Units(5)	Equity

Fees To Be Paid	Common Stock underlying the Warrant included in the Unit(4)	Equity		1,725,000		$12.10		$20,872,500	0.0000927		$1,934.88

	Representative’s Warrants(5)	Equity

Fees To Be Paid	Common Stock underlying Representative’s Warrants(4)(6)	Equity		103,500		$12.10		$1,252,350	0.0000927		$116.09

Carry Forward Securities
Carry Forward Securities	N/A							N/A			N/A
	Total Offering Amounts							$41,099,850			$3,810.96
	Total Fees Previously Paid							0			1,864.52
	Total Fee Offsets							0			0
	Net Fee Due										$1,946.44

(1)	The Warrant included in the Unit is exercisable at 110% of the Unit offering price.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(3)	Includes Common Stock that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(4)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(6)	The Representative’s Warrants are exercisable into a number of shares of Common Stock or Warrants equal to 6% of the number of shares of Common Stock sold in this offering, excluding shares issuable upon the exercise the underwriters’ option to purchase additional securities, at an exercise price equal to 110% of the public offering price per Unit.

(7)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

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Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A
Fee Offset Sources
Rule 457(p)
Fee Offset Claims		N/A
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A

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